SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 28, 2003
                        (Date of Earliest Event Reported)

                          HOUSEHOLD INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                 001-08198               36-3121988
     (State or other      (Commission File Number)      (IRS Employer
      Jurisdiction                                     Identification
    of incorporation)                                      Number)

               2700 Sanders Road, Prospect Heights, Illinois 60070
          (Address of principal executive offices, including Zip Code)
                 (847) 564-5000 (Registrant's telephone number,
                              including area code)



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ITEM 5 - OTHER EVENTS.

            On March 28, 2003, Household International, Inc. a Delaware corporation ("Household") merged with and into a wholly owned subsidiary of HSBC Holdings, plc, a public limited company incorporated in England and Wales ("HSBC"). As a result of the merger, Household became a wholly owned subsidiary of HSBC. In the merger, among other things, each share of Household common stock, par value $1.00 per share, has been converted into the right to receive, at the holder's election, either 2.675 ordinary shares of HSBC, of nominal value $0.50 each ("HSBC Ordinary Shares"), or 0.535 American depositary shares, each representing an interest in five HSBC Ordinary Shares and each depositary share representing, respectively, one-fortieth of a share of 8-1/4% cumulative preferred stock, Series 1992-A, one-fortieth of a share of 7.50% cumulative preferred stock, Series 2001-A, one-fortieth of a share of 7.60% cumulative preferred stock, Series 2002-A and one-fortieth of a share of 7-5/8% cumulative preferred stock, Series 2002-B has been converted into the right to receive $25 in cash per depositary share, plus accrued and unpaid dividends up to but not including the effective date of the merger. On March 28, 2003, HSBC issued a press release announcing the completion of the merger. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7(C) - EXHIBITS.


    99.1 Press Release announcing completion of merger, dated March 28, 2003, issued by HSBC Holdings plc.







                                      -2-


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HOUSEHOLD INTERNATIONAL, INC.

Date:  March 28, 2003                    By: /s/ John W. Blenke
                                            -----------------------------
                                         Name:  John W. Blenke
                                         Title: Vice President - Group
                                                General Counsel and Assistant
                                                Secretary




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                                  EXHIBIT INDEX



    99.1 Press Release announcing completion of merger, dated March 28, 2003, issued by HSBC Holdings plc.